STEIN ROE INCOME TRUST
                   STEIN ROE INVESTMENT TRUST
                   STEIN ROE MUNICIPAL TRUST
                STEIN ROE ADVISOR FLOATING RATE FUND

               Plan pursuant to Rule 18f-3(d) under the
                    Investment Company Act of 1940

                      Effective August 3, 1999


Each Series (each a "Stein Roe Fund") of Stein Roe Income Trust, Stein Roe Investment Trust, and Stein Roe Municipal Trust, (each a "Trust") as set forth in Schedule I and Stein Roe Advisor Floating Rate Fund ("Floating Rate Fund") may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares, are set forth below. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the Trusts and the Floating Rate Fund, by action of the Board of Trustees.

CLASS A SHARES

Class A shares of the Stein Roe Funds and Floating Rate Fund are offered at net asset value ("NAV") plus the initial sales charges described in the Stein Roe Funds and Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 ( the "1940 Act") and as described in the Stein Roe Funds and Floating Rate Fund's prospectus and statement of additional information from time to time in effect.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 0.50% of either the purchase price or the NAV of the shares redeemed, whichever is less. Purchases in excess of $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a CDSC of 0.50% only on assets redeemed below the $5 million level. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Funds and Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class A shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Stein Roe Funds and Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual net assets attributable to the class.

Class A shares of the Stein Roe Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of any other Stein Roe Fund, Floating Rate Fund, any Liberty-Stein Roe Advisor Trust Fund ("Advisor Fund") and most funds advised by Colonial Management Associates, Inc. or distributed by Liberty Funds Distributor, Inc. ("LFD") or its successor without the payment of a sales charge, except that if shares of any Stein Roe Fund, Floating Rate Fund, Advisor Fund or non-money market Colonial Fund are exchanged within five months after purchase for shares of another Stein Roe Fund, Floating Rate Fund, Advisor Fund or Colonial Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

In addition, Class A shares of Stein Roe Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of any other Stein Roe Fund, Floating Rate Fund, any Advisor Fund or a Colonial Fund offering Class A shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Stein Roe Fund, Floating Rate Fund, Advisor Fund or Colonial Fund in which the original investment was made.

CLASS B SHARES

Class B shares are offered at NAV, without an initial sales charge. Class B shares that are redeemed within the period of time after purchase (not more than 8 years) specified in each Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect are subject to a CDSC of up to 3% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds and declines the longer the shares are held, all as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class B shares pay distribution and service fees pursuant to a 12b-1 Plan as described in Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.55% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual net assets attributable to the class.

Class B shares automatically convert to Class A shares of the same Stein Roe Fund or Floating Rate Fund eight years after purchase, except that Class B shares purchased through the reinvestment of dividends and other distributions on Class B shares convert to Class A shares proportionally to the amount of Class B shares otherwise being converted.

Class B shares of Stein Roe Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class B shares of any other Stein Roe Fund, Floating Rate Fund, any Advisor Fund or a Colonial Fund offering Class B shares, without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Stein Roe Fund or Floating Rate Fund, Advisor Fund or Colonial Fund in which the original investment was made.

CLASS C SHARES

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within up to three years from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested dividends or capital gain distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class C shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.60% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual net assets attributable to the class.

Class C shares of Stein Roe Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class C shares of any other Stein Roe Fund, Floating Rate Fund, any Advisor Fund or a Colonial Fund offering Class C shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Stein Roe Fund or Floating Rate Fund, Advisor Fund or Colonial Fund in which the original investment was made. Only one exchange of any Stein Roe Fund, Floating Rate Fund, Advisor Fund or Colonial Fund's Class C shares may be made in any three month period. For this purpose, an exchange into a Stein Roe Fund, Floating Rate Fund, Advisor Fund or Colonial Fund and a prior or subsequent exchange out of a Stein Roe Fund, Floating Rate Fund, Advisor Fund or Colonial Fund constitutes an "exchange."

CLASS Z SHARES

Class Z shares are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC.

Class Z shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees may not exceed 0.30% of average annual net assets attributable to the class.

Class Z shares of Stein Roe Funds may be exchanged, at the holder's option, for Class Z shares of any other Stein Roe Fund.
Class Z shares of any Stein Roe Fund or Floating Rate Fund may not be exchanged for Class Z shares of any Colonial Fund.

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                               Schedule I

Stein Roe Investment Trust
    Stein Roe International Fund
    Stein Roe Growth & Income Fund
    Stein Roe Balanced Fund
    Stein Roe Growth Stock Fund
    Stein Roe Disciplined Stock Fund
    Stein Roe Young Investor Fund
    Stein Roe Growth Investor Fund
    Stein Roe Capital Opportunities Fund
    Stein Roe Midcap Growth Fund
    Stein Roe Small Company Growth Fund
    Stein Roe Asia Pacific Fund
    Stein Roe Large Company Focus Fund

Stein Roe Income Trust
    Stein Roe Income Fund
    Stein Roe Intermediate Bond Fund
    Stein Roe High Yield Fund
    Stein Roe Cash Reserves Fund

Stein Roe Municipal Trust
    Stein Roe Intermediate Municipals Fund
    Stein Roe Managed Municipals Fund
    Stein Roe High-Yield Municipals Fund
    Stein Roe Municipal Money Market Fund